EnergySolutions Announces First Quarter 2011 Results

SALT LAKE CITY, UT -- (Marketwire - May 10, 2011) - EnergySolutions, Inc. (NYSE: ES) (the "Company"), a leading provider of specialized, technology-based nuclear services to government and commercial customers, announced financial results for the Company's first quarter ended March 31, 2011.

First Quarter 2011 Summary

--  Revenue of $522.3 million
--  Net income attributable to EnergySolutions of $9.9 million, or $0.11 per share
--  Net income attributable to EnergySolutions before non-cash impact of amortization of intangible assets of $0.16 per share
--  EBITDA of $41.4 million
--  Adjusted EBITDA of $35.9 million

First Quarter 2011 Results

Revenue for the first quarter of 2011 totaled $522.3 million, compared with $485.9 million in the first quarter of 2010. Gross profit for the first quarter of 2011 was $46.6 million, compared with $45.2 million for the first quarter of 2010. Selling, general and administrative expenses for the first quarter of 2011 were $33.4 million, compared with $30.8 million for the first quarter of 2010.

Net income attributable to EnergySolutions for the first quarter of 2011 was $9.9 million, or $0.11 per share, compared with net income attributable to EnergySolutions of $5.8 million, or $0.07 per share, for the first quarter of 2010.

Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the first quarter of 2011 was $14.2 million, or $0.16 per share, compared with net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets of $10.7 million, or $0.12 per share, for the first quarter of 2010.

Adjusted gross profit for the first quarter of 2011 totaled $54.6 million, compared with $45.4 million for the first quarter or 2010. Adjusted income from operations for the first quarter of 2011 was $22.6 million, compared with $17.0 million for the first quarter of 2010.

EBITDA and Adjusted EBITDA for the first quarter of 2011 were $41.4 million and $35.9 million, compared with $27.9 million and $30.6 million for the first quarter of 2010, respectively.

Selling, General, & Administrative expenses increased to $33.4 million, from $30.8 million in the first quarter of 2010. The increase was due primarily to higher Government and International bid and proposal expenses as well as to higher personnel related expenses incurred during the first quarter of 2011.

Reconciliations of GAAP to non-GAAP financial measures are provided in the attached Table 4.

Change in Reported Segments

In order to more accurately reflect the new operational structure of the Company, EnergySolutions has aligned its reporting segments within two principal business groups: the Government Group and the Global Commercial Group. The following quarterly financial discussion reflects the new alignment and prior year figures have been updated accordingly to produce year-over-year comparisons.

Business Segments -- First Quarter 2011

The results of the Company's two business groups are presented in Table 5 in the accompanying financial tables.

Government Group

Government Group revenue for the first quarter of 2011 totaled $79.4 million, compared with $88.6 million in the first quarter of 2010. The decrease in revenue was due primarily to decreased funding received during the first quarter of 2011 from the American Recovery and Reinvestment Act, to the completion of our contract to provide environmental remediation and waste management activities at a gaseous diffusion plant in Paducah, KY, and to reduced activity on our Isotek waste remediation project at the Oak Ridge National Laboratory.

Income from operations for the first quarter of 2011 was $1.9 million, compared with $3.8 million for the first quarter of 2010. Operating margin declined to 2.4% for the first quarter of 2011, compared to 4.2% for the first quarter of 2010 due primarily to increased bid and proposal costs.

Equity in income from unconsolidated joint ventures was $1.4 million for the first quarter of 2011, compared with $2.4 million for the first quarter of 2010. The decrease was due to decreased income from our joint venture for work at the DOE's Portsmouth, Ohio site, as well as to a decrease in income related to our Hanford Tank contract.

Global Commercial Group

Global Commercial Group revenue for the first quarter of 2011 totaled $442.9 million, compared with $397.3 million in the first quarter of 2010. The increase in revenue was due primarily to increased revenue from Commercial Services and International activities, as further discussed below.

Income from operations for the first quarter of 2011 was $29.4 million, compared with $28.8 million for the first quarter of 2010. Operating margin declined to 6.6% for the first quarter of 2011, compared to 7.3% for the first quarter of 2010 due primarily to lower margins in Commercial Services related to accretion expense, as well as to higher bid and proposal and personnel related expenses during the first quarter of 2011.

Commercial Services

Revenue from Commercial Services operations in our Global Commercial Group for the first quarter of 2011 totaled $46.5 million, compared with $20.2 million for the first quarter of 2010. The increase in revenue was due primarily to the ramp up of activity on our Zion license stewardship project, which was partially offset by lower revenues in non-utility commercial business.

Gross profit for the first quarter of 2011 was $2.4 million, compared with gross profit of $3.4 million in the first quarter of 2010. Gross margin was 5.2% for the first quarter of 2011, compared with 16.7% for the first quarter of 2010. The decrease in gross margin was due primarily to accretion expense related to our Zion Station asset retirement obligation, which was partially offset by increased margins on other commercial services activities.

Logistics, Processing and Disposal

Revenue from Logistics, Processing and Disposal ("LP&D") operations in our Global Commercial Group for the first quarter of 2011 totaled $54.3 million, compared to $51.8 million in the first quarter of 2010. The increase in revenue was due primarily to higher receipts of materials for processing at our Bear Creek facility, and to increased transportation service activity during the quarter. This increase was partially offset by lower revenue related to waste disposal at our Clive, Utah facility.

Gross profit for the first quarter of 2011 was $11.8 million, compared with $12.1 million for the first quarter of 2010. Gross margin declined slightly to 21.7% for the first quarter of 2011, compared with 23.3% for the first quarter of 2010. The decrease in gross margin was attributable primarily to a lesser percentage of revenue coming from waste disposal.

International

Revenue from International operations in our Global Commercial Group for the first quarter of 2011 totaled $342.1 million, compared to $325.2 million for the first quarter of 2010. Excluding the effects of fluctuations in foreign currency exchange rates, international operations revenue for the first quarter of 2011 increased $8.8 million over that of the first quarter of 2010 primarily as a result of increased revenue on our Magnox contracts, and to increased design and construction activities in our operations in Asia. International operations revenue was positively impacted by $8.1 million due to foreign currency fluctuations in the first quarter of 2011.

Gross profit for the first quarter of 2011 was $26.3 million, compared with $23.0 million for the first quarter of 2010. Gross margin increased to 7.7% for the first quarter of 2011, compared to 7.1% for the first quarter of 2010. The increase in gross margin was due primarily to higher efficiency fees recognized on our Magnox contracts.

Outlook

"We are pleased with our results for the first quarter of the year, and are on track to deliver solid performance for 2011 as we continue to develop growth opportunities in new strategic areas," said Val Christensen, President and Chief Executive Officer. "We are particularly pleased with our performance on our large Magnox and Zion contracts."

The Company continues to maintain its full year 2011 EBITDA expectations in the range of $130 to $140 million, with adjusted EBITDA in the range of $135 to $145 million.

Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company's future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company's outlook for 2011, strategic initiatives, government projects and expectations for EBITDA and Adjusted EBITDA. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (b) decreased tax revenue combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (c) current regulatory initiatives, including the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (d) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (e) adverse public reaction that could lead to increased regulation or limitations on our activities, (f) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (g) decisions by our customers to reduce, delay or halt their spending on nuclear services, (h) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (i) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (j) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company's results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2011 first quarter teleconference and webcast are scheduled to begin at 10:00 a.m. EDT, on Tuesday, May 10, 2011.

Hosting the call will be Val Christensen, President and Chief Executive Officer, and William Benz, Chief Financial Officer.

To participate in the event by telephone, please dial (800) 659-1966 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 63740619. International callers should dial (617) 614-2711 and provide the same passcode.

A replay of the call will be available on Tuesday, May 10, 2011, at 1:00 p.m. EDT through Tuesday, May 17, 2011 at 11:59 p.m. EDT. To access the replay, dial (888) 286-8010 and enter passcode 30915088. International callers should dial (617) 801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company's web site at www.energysolutions.com by clicking on the "investor relations" tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions' web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

                          ENERGYSOLUTIONS, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             (dollars in thousands, except per share amounts)

                                                        For the Quarter
                                                        Ended March 31,
                                                       2011        2010
                                                    ----------  ----------

Revenue                                             $  522,267  $  485,890
Cost of revenue                                       (475,638)   (440,719)
                                                    ----------  ----------

  Gross profit                                          46,629      45,171

Selling, general and administrative expenses           (33,407)    (30,779)
Equity in income of unconsolidated joint ventures        1,400       2,363
                                                    ----------  ----------

  Income from operations                                14,622      16,755

Interest expense                                       (18,050)     (8,676)
Other income (expenses), net                            15,428        (173)
                                                    ----------  ----------

  Income before income taxes and noncontrolling
   interests                                            12,000       7,906

Income tax (expense) benefit                            (1,182)     (1,922)
                                                    ----------  ----------

  Net income (loss)                                     10,818       5,984

Less: Net income attributable to noncontrolling
 interests                                                (909)       (151)
                                                    ----------  ----------

  Net income (loss) attributable to
   EnergySolutions                                  $    9,909  $    5,833
                                                    ==========  ==========

Net income (loss) attributable to EnergySolutions
 per share:
  Basic                                             $     0.11  $     0.07
  Diluted                                           $     0.11  $     0.07

Number of shares used in per share calculations:
  Basic                                             88,709,078  88,415,309
  Diluted                                           88,738,993  88,549,964

                          ENERGYSOLUTIONS, INC.
            CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                          (dollars in thousands)

                                                     March 31, December 31,
ASSETS                                                  2011          2010
                                                    ----------- -----------
  Current assets:                                   (unaudited)
    Cash and cash equivalents                       $    69,574 $    60,192
    Accounts receivable, net of allowance for
     doubtful accounts                                  372,432     294,972
    Nuclear decommissioning trust fund
     investments                                        113,336     110,328
    Other current assets                                218,401     220,116
                                                    ----------- -----------
      Total current assets                              773,743     685,608

  Property, plant & equipment, net                      120,925     122,649
  Goodwill                                              482,214     480,398
  Other intangible assets, net                          280,377     283,500
  Nuclear decommissioning trust fund investments        686,575     694,754
  Restricted cash and decontamination and
   decommissioning deposits                             336,021     338,408
  Deferred Costs                                        616,139     650,270
  Other noncurrent assets                               182,487     169,912
                                                    ----------- -----------

      Total assets                                  $ 3,478,481 $ 3,425,499
                                                    =========== ===========

LIABILITIES & STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt               $     5,600 $     5,600
    Accounts payable                                    142,195     101,229
    Accrued expenses and other current
     liabilities                                        236,398     197,034
    Facility and equipment decontamination and
     decommissioning liabilities                        113,336     110,328
    Unearned revenue, current portion                   121,699     117,802
                                                    ----------- -----------
      Total current liabilities                         619,228     531,993

  Long-term debt, less current portion                  833,744     834,560
  Facility and equipment decontamination and
   decommissioning liabilities                          679,204     711,419
  Unearned revenue                                      620,380     654,643
  Other noncurrent liabilities                          230,565     214,346
                                                    ----------- -----------

      Total liabilities                               2,983,121   2,946,961
                                                    ----------- -----------

  EnergySolutions stockholders' equity                  491,549     475,636
  Noncontrolling interests                                3,811       2,902
                                                    ----------- -----------

      Total equity                                      495,360     478,538
                                                    ----------- -----------

      Total liabilities and equity                  $ 3,478,481 $ 3,425,499
                                                    =========== ===========

                          ENERGYSOLUTIONS, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                          (dollars in thousands)

                                                        For the Year Ended
                                                            March 31,
                                                          2011      2010
                                                        --------  --------

Cash Provided by Operating Activities                   $ 15,855  $ 39,202
                                                        --------  --------

Investing Activities
  Purchases of property, plant and equipment              (3,800)   (2,027)
  Purchase and sale of investments in nuclear
   decommissioning trust fund                                703         -
  Purchases of intangible assets                            (330)        -
  Proceeds from sale of property, plant and equipment         82         -
                                                        --------  --------
Cash Used in Investing Activities                         (3,345)   (2,027)
                                                        --------  --------

Financing Activities
  Repayments of long-term debt                            (1,400)        -
  Dividends to stockholders                                    -    (2,213)
  Other items                                                 (1)   (2,940)
                                                        --------  --------
Cash Used in Financing Activities                         (1,401)   (5,153)
                                                        --------  --------

Effect of Exchange Rate on Cash                           (1,727)   (3,052)
                                                        --------  --------

Increase (Decrease) in Cash and Cash Equivalents        $  9,382  $ 28,970
                                                        ========  ========

Amortization of Intangible Assets                       $  6,558  $  6,436
                                                        ========  ========
Depreciation                                            $  5,699  $  5,221
                                                        ========  ========

                          ENERGYSOLUTIONS, INC.
     RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO
      EBITDA AND ADJUSTED EBITDA AND TO NET INCOME ATTRIBUTABLE TO
 ENERGYSOLUTIONS BEFORE THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS
                               (UNAUDITED)
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND TO ADJUSTED
                      INCOME FROM OPERATIONS (UNAUDITED)
               (dollars in thousands, except per share amounts)

                                                        For the Quarter
                                                        Ended March 31,
                                                       2011        2010
                                                    ----------  ----------

Reconciliation of net income attributable to
 EnergySolutions to EBITDA:
  Net income attributable to EnergySolutions        $    9,909  $    5,833
  Interest expense                                      18,050       8,676
  Interest rate swap (gain)                                  -        (156)
  Income tax expense                                     1,182       1,922
  Depreciation expense                                   5,699       5,221
  Amortization of intangible assets                      6,558       6,436
                                                    ----------  ----------
    EBITDA                                          $   41,398  $   27,932
                                                    ==========  ==========

  Accretion expense                                      7,981         219
  Nuclear decommissioning trust fund earnings          (15,673)          -
  Equity-based compensation                              2,236       2,447
                                                    ----------  ----------
    Adjusted EBITDA                                 $   35,942  $   30,598
                                                    ==========  ==========

Reconciliation of gross profit to adjusted gross
 profit and to adjusted income from operations
Gross profit                                            46,629      45,171
Accretion expense                                        7,981         219
                                                    ----------  ----------
  Adjusted gross profit                             $   54,610  $   45,390
                                                    ==========  ==========

Operating expenses                                     (32,007)    (28,416)
                                                    ----------  ----------
Adjusted income from operations                     $   22,603  $   16,974
Interest expense                                       (18,050)     (8,676)
Other income                                            15,428        (173)
Accretion expense                                       (7,981)       (219)
                                                    ----------  ----------
  Income before income taxes and noncontrolling
   interests                                        $   12,000  $    7,906
                                                    ==========  ==========

Reconciliation of net income attributable to
 EnergySolutions to net income attributable to
 EnergySolutions before the impact of
 amortization of intangible assets:
  Net income attributable to EnergySolutions        $    9,909  $    5,833
  Amortization of intangible assets                      6,558       6,436
Income tax expense related to amortization of
 intangible assets (1)                                  (2,295)     (1,595)
                                                    ----------  ----------
  Net income attributable to EnergySolutions before
   the impact of amortization of intangible assets  $   14,172  $   10,674
                                                    ==========  ==========

Net income attributable to EnergySolutions before
 the impact of amortization of intangible assets
 per share:
   Basic                                            $     0.16  $     0.12
   Diluted                                          $     0.16  $     0.12

Number of shares used in per share calculations:
   Basic                                            88,709,078  88,415,309
   Diluted                                          88,738,993  88,549,964

(1) 2011 figure calculated using an assumed 35% tax rate

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense, non-cash accretion expense, and net of nuclear decommissioning trust fund gains or losses. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company's liquidity.

The Company's measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company's historical performance and for modeling.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's operating results or cash flows as reported under GAAP. Some of these limitations are:

--  They do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;
--  They do not reflect changes in, or cash requirements for, the
    Company's working capital needs;
--  They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company's debt;
--  Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
--  They are not adjusted for all non-cash income or expense items that are reflected in the Company's statements of cash flows; and
--  Other companies in the Company's industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

The Company defines Adjusted Gross Profit as gross profit plus accretion expense. The Company defines Adjusted Income from Operations as Adjusted Gross Profit less operating expenses, interest expense, and accretion, and plus other income. The Company uses Adjusted Gross Profit and Adjusted Income from Operations as indicators of its operating performance and for planning and forecasting future business operations. Adjusted Gross Profit and Adjusted Income from Operations, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, GAAP. They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to gross profit or any other performance measures derived in accordance with GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense. These non-GAAP measures may be useful to investors seeking to compare the Company's operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company's business than GAAP measures alone. These measures should not be considered as substitutes for net income attributable to EnergySolutions, as determined in accordance with GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

                          ENERGYSOLUTIONS, INC.
                REPORTING SEGMENT INFORMATION (UNAUDITED)
                          (dollars in thousands)

                                For the Quarter Ended March 31,
                                  2011                  2010
                                ---------             ---------

Revenue
Government Group                $  79,350             $  88,626
Global Commercial Group
  Commercial Services              46,537                20,240
  LP&D                             54,266                51,807
  International                   342,114               325,217
                                ---------             ---------
    Total Revenue               $ 522,267             $ 485,890
                                =========             =========

Gross Profit
Government Group                $   6,108        7.7% $   6,754        7.6%
Global Commercial Group
  Commercial Services               2,443        5.2%     3,371       16.7%
  LP&D                             11,802       21.7%    12,067       23.3%
  International                    26,276        7.7%    22,979        7.1%
                                ---------             ---------
    Total Gross Profit          $  46,629        8.9% $  45,171        9.3%
                                =========             =========

Income from Operations
Government Group                $   1,922        2.4% $   3,766        4.2%
Global Commercial Group            29,365        6.6%    28,809        7.3%
                                ---------             ---------
    Total income from operations
     before corporate selling,
     general and administrative
     expenses and equity in
     income of unconsolidated
     joint ventures                31,287        6.0%    32,575        6.7%
Corporate selling, general and
 administrative expenses          (18,065)              (18,183)
Equity in income of
 unconsolidated joint ventures      1,400                 2,363
                                ---------             ---------
  Total Income from Operations  $  14,622             $  16,755
                                =========             =========

For more information, please contact:

John Rasmussen
EnergySolutions, Inc.
(801) 649-2000
jarasmussen@energysolutions.com